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                                                                     EXHIBIT 4.2

                             SERIES "A" PREFERRED



              NUMBER                                   SHARES
                       PINNACLE OIL INTERNATIONAL, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


THIS CERTIFIES THAT ________________________________________________ is the
registered holder of _______________________________________________ Shares
 FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES "A" CONVERTIBLE PREFERRED
                          STOCK, PAR VALUE $0.001, OF

                        PINNACLE OIL INTERNATIONAL, INC.

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___________________ day of _____________________ A.D. _______


[SIGNATURE ILLEGIBLE]                               [SIGNATURE ILLEGIBLE]

     SECRETARY                      (SEAL)                 PRESIDENT



                         JERSEY TRANSFER AND TRUST CO.
                          201 BLOOMFIELD AVE BOX #36
                           VERONA, NEW JERSEY 07044

                                                       _________________________
                                                       AUTHORIZED SIGNATURE
                                                       TRANSFER AGENT